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                           STOCK ACQUISITION AGREEMENT

This Agreement is made and entered into this the 1 day of January, 2001 by and between THOMAS E. KELLY, ("Kelly"), RICHARD C. SKILLERN, ("Skillern"), JOHNNY GRIMES, BILLY D. GRIMES and NEW WEST RESOURCES, INC., ("New West"), all hereinafter collectively referred to as Shareholders.

                                   RECITALS:

     WHEREAS, Shareholders are the present owned of 100% of the outstanding shares of common stock in UNITED FUEL & ENERGY CORPORATION, a Texas corporation (hereinafter referred to as the "Corporation"); and

     WHEREAS, Johnny Grimes and Billy D. Grimes presently desire to sell all of their shares of common stock in the Corporation, being 150 shares owned by Johnny Grimes and 150 shares of stock owned by Billy D. Grimes; and

     WHEREAS, the Original Shareholders (being Kelly, Skillern, Johnny Grimes and Billy D. Grimes) have agreed to a right of first refusal whereby if any of said Original Shareholders desired to sell his shares, he would be obligated to first offer to sell his shares to the other Original Shareholders of the Corporation; and

     WHEREAS, Johnny Grimes and Billy D. Grimes desire to sell all of their shares of stock in the Corporation to Kelly, Skillern and New West pursuant to the terms and conditions herein; and

     WHEREAS, Kelly, Skillern and New West desire to acquire said shares of stock from Johnny Grimes and Billy D. Grimes; and

     WHEREAS, Kelly, Skillern and New West have agreed among themselves that New West will acquire sixty (60) of the shares being sold hereunder and that Kelly and Skillern will each acquire one hundred twenty (120) of the shares being sold.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows;

                                       I.

     Johnny Grimes hereby agrees to sell all of his shares of stock in the Corporation, being 150 shares, to Kelly, Skillern and New West for the consideration of TWO HUNDRED THOUSAND DOLLARS ($200,000.00). Said $200,000.00 will be paid in the following manner:

     $100,000.00 will be paid in cash be delivery of a cashier's check at the time

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     of closing (as specified herein) and the remaining $100,000.00 will be due and payable pursuant to the terms of two promissory notes in the amount of $50,000.00 each to be delivered at the time of closing. One promissory note will be executed by Kelly and will provide for payment thereof in 15 equal monthly installments with the first installment being due and payable within one month after closing and a like installment being due and payable each month thereafter until fully paid; said note shall bear no interest unless the note is in default for thirty (30) days at which time the note will bear interest at twelve percent (12%) per annum until fully paid. The other note in the amount of $50,000.00 shall be executed by Skillern and will provide for payment thereof in 15 equal monthly installments with the first installment being due and payable one month after closing and a like installment being due and payable each month thereafter until fully paid; said note shell also bear no interest unless the note is in default for thirty (30) days at which time the note will bear interest at twelve percent (12%) per annum until fully paid.

                                       II.

     Billy D. Grimes hereby agrees to sell all of his shared of stock in the Corporation being 150 shares to Kelly, Skillern and New West Resources for a consideration of ONE HUNDRED THOUSAND DOLLARS ($100,000.00). Said $100,000.00 will be paid in the following manner:

     $50,000.00 will be paid in cash be delivery of a cashier's check at the time of closing (as specified herein) and the remaining $50,000.00 will be due and payable pursuant to the terms of two promissory notes in the amount of $25,000.00 each to be delivered at the closing. One promissory note will be executed by Kelly and will provide for payment thereof in 15 equal monthly installments with the first installment being due and payable within one month after closing and a like installment being due and payable each month thereafter until fully paid; said note shall bear no interest unless the note is in default for thirty (30) days at which time the note will bear interest at twelve percent (12%) per annum until fully paid. The other note in the amount of $25,000.00 shall be executed by Skillern payable in 15 equal installments with the first installment being due and payable one month after closing and a like installment being due and payable each month thereafter until fully paid; said note shall also bear no interest unless the note is in default for thirty (30) days at which time the note will bear interest at twelve percent (12%) per annum until fully paid.

                                       III

     At the closing and as a condition precedent to the payments described in Articles
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I and II hereof, Johnny Grimes and Billy D. Grimes shall cause stock certificates, duly endorsed in blank or with accompanying stock powers duly endorsed in blank, representing the 300 shares of common stock of the Corporation being sold hereunder to be delivered to Kelly, Skillern and New West, Kelly, Skillern and New West agree to assist Johnny Grimes and Billy D. Grimes in getting the required stock certificates delivered at the closing, since those stock certificates are currently held by United Bank, Texas FSB as security against loans. Upon receipt of the stock certificates, Kelly, Skillern and New West shall Cause the Corporation to issue a new stock certificate for 60 of the shares in the name of New West, a new stock certificate for 120 of the shares in the name of Kelly and a new stock certificate for 120 of the shares to be issued in the name of Skillern. These newly issued stock certificates shall be immediately delivered by the Corporation to United Bank, Texas FSB, together with a stock power from each of New West Kelly and Skillern duly endorsed in blank, to replace the stock certificates delivered at the closing.

     In addition to the stock certificates Kelly and Skillern shall also deliver to United Bank, Texas, FSB stock powers separate from the original certificate transferring said 120 shares to Johnny Grimes and Billy D. Grimes to be held by United Bank Texas, FSB until the promissory notes described in Paragraphs I and II herein have been paid in full. If either Kelly or Skillern should default in the payment of their notes for a period of 30 days, at the written request of Johnny Grimes and/or Billy D. Grimes, said stock certificates and powers shall be delivered by United Bank, Texas, FSB to the Corporation and the Corporation shall reissue said shares to Johnny Grimes and/or Billy D. Grimes in accordance with the stock powers. The corporation shall then immediately deliver these newly issued stock certificates to United Bank, Texas, FSB together with a stock power from each Billy D. Grimes and Johnny Grimes endorsed in blank, to replace these stock certificates.

                                       IV.

     As additional consideration for the sale of such stock, Kelly and Skillern agree to have Johnny Grimes and Billy D. Grimes removed from all individual liability of United Fuel & Energy Corporation, Frank's Fuels, Inc and Eddins-Walcher Company and have them released from the guarantees that they signed to United Fuel & Energy Corporation, United Bank, Texas, FSB and to Bank One, Texas, NA. Said releases of liabilIty shall be obtained from United Fuel & Energy Corporation, United Bank, Texas, FSB and Bank One, Texas, NA and presented to Johnny Grimes and Billy D. Grimes at the time of closing.

                                       V.

     For and in consideration of the monies to be paid herein and in consideration of the released of liability, Johnny Grimes and Billy D. Grimes do hereby agree at closing to execute a release that fully releases, remises, quit claims and forever discharges Kelly,

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Skillern and New West, their heirs, executors, administrators, successors and assigns, and their agents, employees, and all other persons, firms, and corporations in privity with the released parties whatsoever, of and from all claims, demands, or causes of action in any way related to losses or damages sustained by Johnny Grimes and/or Billy D. Grimes as a result of Kelly's, Skillern's and/or New West's actions or omissions to act in their ownership, employment, directorship, management and operations of United Fuel & Enemy Corporation, Eddins-Walcher Company, and/or Frank's Fuels, Inc. Said causes of action or claims being past and present, whether known or unknown, which might allegedly be asserted in a lawsuit against Kelly, Skillern and/or New West.

                                       VI.

     For and in consideration of the sale of said shares of stock, Kelly, Skillern and New West Resources do hereby agree to execute at closing a release that fully releases, remises, quit claims and forever discharges Johnny Grimes and Billy D. Grimes, their heirs, administrators, successor's and assigns, and all other persons, firms or corporations in privity with the released parties whatsoever, of and from all claims, demands, or causes of action in any way related to losses or damages sustained by Kelly, Skillern and/or New West Resources as a result of Johnny Grimes and Billy D. Grimes' actions or omissions to act in their ownership, employment, directorship, management and operations of Eddins-Walcher Company, Inc., Frank's Fuels, Inc. and/or United Fuel & Energy Corporation. Said causes of action or claims being past and present, whether known or unknown which might allegedly be asserted in a lawsuit against Johnny Grimes and/or Billy D. Grimes.

                                      VII.

     The parties hereto understand and agree that it is their intent to indemnify and forever release the other parties from ny and all causes of action that might in any way relate to the employment, operation, directorship, ownership or operations of United Fuel & Energy Corporation Eddins-Walcher Company and/or Frank's Fuels, Inc.

                                      VIII.

     The closing on the sale of this Stock shall take place on or before January 23,2001, at the law offices of McMahon, Tidwell, Hansen, Atkins & Peacock, P,C.. 4001 E. 42nd Street, Suite 200, Odessa, Ector County, Texas.

                                       IX.

     The parties hereto agree to execute any and all documents necessary to satisfy this Agreement at the time of closing including the execution of a stock transfer documents separate and apart from Stock Certificates to be delivered to the United Bank, Texas, FSB to be held until the promissory notes described herein have been fully paid.

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The parties also agree to execute any escrow agreement that may be required by United Bank Texas, FSB, as a requirement for holding said shares of stock.

                                       X.

     This Agreement shall be binding on all and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                                       XI.

     The parties hereto agree that this Agreement shall be enforced in accordance with the laws of the state of Texas and that venue shall be in Odessa, Ector County Texas.

     Executed the date herein above first Written.

                                   /s/ Thomas E. Kelly
                                   ------------------------
                                   THOMAS E. KELLY

                                   /s/ Richard C. Skillern
                                   -------------------------
                                   RICHARD C. SKILLERN

                                   /s/ Johnny Grimes
                                   --------------------------
                                   JOHNNY GRIMES

                                   /s/ Billy D. Grimes
                                   ---------------------------
                                   BILLY D. GRIMES




                                   NEW WEST RESOURCES, INC.




                                   By: /s/ John D. Parker
                                      ------------------------
                                      VP Secretary
                                      ------------------------



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